UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2011

Einstein Noah Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

001-33515
(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  REGULATION FD DISCLOSURE.

Einstein Noah Restaurant Group, Inc. (the “Company”) has updated its investor presentation to reflect second quarter 2011 financial results.  The slides are available on our website at:

http://www.einsteinnoah.com/financial/investorrelations.aspx

The following statements have been incorporated into the investor presentation:

For the second half of 2011, the Company plans to focus on premium innovation, everyday value and specialty products.

System-wide restaurant revenue for the year ended 2010 was $507 million. For the trailing twelve months ended June 28, 2011, system-wide restaurant revenue was $520 million.

Restaurant expansion overview for 2011 and beyond:
●	The Company has significant future potential for identified airports locations.

The following table is a breakdown of the Company’s average unit volume for the last twelve months through June 28, 2011 for license locations within airports:

	Average Unit Volume	Q2 2011 Total Sales	Q2 2011 SSSG%	YTD Q2 2011 Total Sales	YTD 2011 SSSG%

Airports	$1.9MM	$4.0MM	+13.1%	$8.0MM	+11.1%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: August 15, 2011	/s/ Emanuel P.N. Hilario
Emanuel P.N. Hilario
Chief Financial Officer